EXHIBIT 23.1

                        [LETTERHEAD OF ERNST & YOUNG LLP]


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Senior Housing Properties Trust for the registration of $500,000,000 of debt and equity securities and to the incorporation by reference therein of our report dated March 22, 2001, with respect to the consolidated financial statements and schedules of Senior Housing Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2000, and to the incorporation by reference therein of our report dated August 25, 2000, except for Notes 8 and 13 as to which the dates are February 1, and January 10, 2001, respectively, with respect to the combined financial statements of Certain Mariner Post-Acute Network Facilities (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of Mariner Post-Acute Network, Inc.) included in the Current Report on Form 8-K of Senior Housing Properties Trust dated January 30, 2001, as amended, both filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP


Boston, Massachusetts
May 4, 2001